EXHIBIT 99.1

                      Consent of Ansbacher (Cayman) Limited

         The undersigned agrees that the Schedule 13D executed by Jacob Stolt-Nielsen to which this statement is attached as an exhibit is filed on behalf of Jacob Stolt-Nielsen, Ansbacher (Cayman) Limited, Ansbacher Bank and Trust Company (Cayman) Limited, Fiducia Ltd. and Stolt-Nielsen S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  January 6, 2005

                                               ANSBACHER (CAYMAN) LIMITED


                                               By: /s/ Steven O'Dwyer
                                                   ---------------------------
                                                   Name:  Steven O'Dwyer
                                                   Title: Authorized Signatory



                                               By: /s/ Tanya Dube
                                                   ---------------------------
                                                   Name:  Tanya Dube
                                                   Title: Authorized Signatory